Consent of Independent Registered Public Accounting Firm

We consent to the use in this Amendment No. 2 to the Registration Statement on Form S-1 of Broadcast International, Inc. of our report dated March 31, 2011, relating to our audits of the consolidated financial statements as of and for the years ended December 31, 2010 and 2009, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the captions "Experts" in such Prospectus.

/s/ HJ & Associates, LLC

HJ & Associates, LLC

Salt Lake City, Utah

May 19, 2011